Exhibit 99.1

Global Blood Therapeutics Reports Recent Business Progress and Provides First Quarter 2017 Financial Results

SOUTH SAN FRANCISCO, Calif., May 01, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today reported business progress and financial results for the first quarter ended March 31, 2017.

"We continue to make important progress advancing our lead product candidate, GBT440, across both our sickle cell disease (SCD) and idiopathic pulmonary fibrosis (IPF) indications,” said Ted W. Love, M.D., president and chief executive officer of GBT. “We are focused on activating new clinical trial sites for our pivotal HOPE Study to support ongoing enrollment and look forward to highlighting preliminary results from our Phase 2a study of GBT440 in adolescents, 12-17 years old, at the Congress of the European Hematology Association (EHA). Additionally, we remain on track to report data from our ongoing studies supporting our hypoxemia program later this year.”

Recent Business Progress

GBT440 Program

  Received acceptance of a poster presentation at the upcoming 22nd EHA Congress, which will be held on June 22-25 in Madrid. The poster presentation will take place on Saturday, June 24, and will highlight preliminary results from Part A (single dose) of the ongoing, open-label, Phase 2a study of GBT440 in adolescents (12 to 17 years) with SCD, called the HOPE-KIDS 1 Study.

  Presented on GBT440 at the 11th Annual Foundation for Sickle Cell Disease Research Symposium (FSCDR) in April. The presentations included data previously reported at the 2016 American Society of Hematology (ASH) Annual Meeting and Exposition.

Financial Results for the Three Months Ended March 31, 2017

Cash, cash equivalents, and marketable securities totaled $310.3 million at March 31, 2017 compared with $197.3 million at December 31, 2016.

Net loss for the three months ended March 31, 2017 was $23.3 million compared with $16.6 million for the same period in 2016. Basic and diluted net loss per share for the three months ended March 31, 2017 was $0.60 compared with $0.56 for the same period in 2016.

Research and development (R&D) expenses for the three months ended March 31, 2017 were $17.3 million compared with $12.4 million for the same period in 2016. The increase in R&D expenses is primarily attributable to increased expenses as we advance the Company's development of GBT440 for the treatment of SCD and IPF, which include our Phase 2a clinical trial in adolescent patients with SCD, costs related to the pivotal HOPE Study, our two Phase 2a clinical trials in IPF and our Phase 1 Basecamp Study of GBT440 in healthy volunteers under hypoxemic conditions. These increases are partially offset by a decrease in cost related to our preclinical pipeline programs, which is primarily due to the discontinuation of our hereditary angioedema, or HAE, program in 2016. Total R&D non-cash stock compensation expense incurred for the three months ended March 31, 2017 was $1.1 million compared with $0.5 million for the same period in 2016.

General and administrative (G&A) expenses for the three months ended March 31, 2017 were $6.4 million compared with $4.3 million for the same period in 2016. The increase in G&A expenses is primarily attributable to increased employee-related costs associated with the growth of the Company's operations. Total G&A non-cash stock compensation expense incurred in the three months ended March 31, 2017 was $1.5 million, compared with $0.7 million for the same period in 2016.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in two ongoing Phase 2a studies in patients with idiopathic pulmonary fibrosis. To learn more, please visit: www.globalbloodtx.com and follow the company on Twitter: @GBT_News.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440, our ability to implement our enrollment and other clinical development plans for GBT440 in both SCD and hypoxemic pulmonary disorders, our ability to generate and report data from our ongoing studies of GBT440, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations and Net Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2017	2016
Operating expenses:
Research and development	$17,283	$12,415
General and administrative	6,438	4,302
Total operating expenses	23,721	16,717
Loss from operations	(23,721)	(16,717)
Interest and other income, net	389	117
Net loss	$(23,332)	$(16,600)
Basic and diluted net loss per common share	$(0.60)	$(0.56)

Weighted-average number of shares used in computing basic and diluted net loss per common share	39,125,848	29,441,404

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2017	December 31, 2016
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$135,744	$92,072
Short-term marketable securities	108,580	55,202
Prepaid expenses and other current assets	3,996	2,495
Total current assets	248,320	149,769
Long-term marketable securities	65,936	50,058
Other assets	3,419	2,560
Total assets	$317,675	$202,387
Liabilities and Stockholders’ Equity
Current liabilities	$14,747	$15,515
Other liabilities, noncurrent	437	563
Total liabilities	15,184	16,078
Total stockholders’ equity	302,491	186,309
Total liabilities and stockholders’ equity	$317,675	$202,387

(1) Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 13, 2017.

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com